Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes Oxley Act of 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2022 (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

 Santiago Seage and Francisco Martinez-Davis, each certifies that, to the best of his knowledge:

1.	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Atlantica Sustainable Infrastructure plc.

March 1, 2023

By:

/s/ Santiago Seage
Santiago Seage
Chief Executive Officer

By:

/S/ Francisco Martinez-Davis
Francisco Martinez-Davis
Chief Financial Officer